Filed Pursuant to Rule 433
                                                     Registration No. 333-121914

--------------------------------------------------------------------------------
MORGAN STANLEY                                                   March 9th, 2006
Securitized Products Group  [LOGO OF MORGAN STANLEY]

--------------------------------------------------------------------------------

                                   Term Sheet

                                  $954,402,000
                                  Approximately

                         Morgan Stanley Home Equity Loan
                                  Series 2006-2

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1030442/000090514805002830/
0000905148-05-002830.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

                           Approximately $954,402,000
                 Morgan Stanley Home Equity Loan, Series 2006-2

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                           HomEq Servicing Corporation
                            JPMorgan Chase Bank, N.A.
                       Countrywide Home Loans Servicing LP
                                    Servicers

                             Transaction Highlights


------------------------------------------------------------------------------------------------------------------------
                                                                                                          Modified
                                                                                                          Duration
   Offered                                                Expected Ratings            Avg Life to      To Call(1) (3)
   Classes       Description      Balance(4)          (S&P / Fitch / Moody's)        Call(1)/Mty(2)     / Mty (2)(3)
========================================================================================================================
     A-1           Floater        401,660,000              [AAA]/AAA/Aaa              0.80 / 0.80       0.78 / 0.78
------------------------------------------------------------------------------------------------------------------------
     A-2           Floater        111,040,000              [AAA]/AAA/Aaa              2.00 / 2.00       1.89 / 1.89
------------------------------------------------------------------------------------------------------------------------
     A-3           Floater        163,635,000              [AAA]/AAA/Aaa              3.50 / 3.50       3.17 / 3.17
------------------------------------------------------------------------------------------------------------------------
     A-4           Floater         92,765,000              [AAA]/AAA/Aaa              6.93 / 8.58       5.77 / 6.76
------------------------------------------------------------------------------------------------------------------------
     M-1           Floater         37,857,000              [AA+]/AA+/Aa1              5.07 / 5.61       4.37 / 4.70
------------------------------------------------------------------------------------------------------------------------
     M-2           Floater         34,869,000               [AA]/AA/Aa2               4.99 / 5.52       4.31 / 4.63
------------------------------------------------------------------------------------------------------------------------
     M-3           Floater         20,921,000               [AA]/AA/Aa3               4.95 / 5.46       4.27 / 4.58
------------------------------------------------------------------------------------------------------------------------
     M-4           Floater         18,431,000              [AA-]/AA-/A1               4.93 / 5.42       4.24 / 4.54
------------------------------------------------------------------------------------------------------------------------
     M-5           Floater         16,936,000               [A+]/A+/A2                4.91 / 5.38       4.22 / 4.51
------------------------------------------------------------------------------------------------------------------------
     M-6           Floater         16,438,000                [A]/A/A3                 4.90 / 5.35       4.20 / 4.48
------------------------------------------------------------------------------------------------------------------------
     B-1           Floater         14,944,000              [A-]/A-/Baa1               4.89 / 5.29       4.12 / 4.36
------------------------------------------------------------------------------------------------------------------------
     B-2           Floater         14,446,000            [BBB+]/BBB+/Baa2             4.88 / 5.24       4.09 / 4.30
------------------------------------------------------------------------------------------------------------------------
     B-3           Floater         10,460,000             [BBB]/BBB/Baa3              4.88 / 5.17       4.00 / 4.16
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------

                                               Initial
   Offered       Payment Window To          Subordination
   Classes        Call(1) / Mty(2)              Level            Benchmark
==============================================================================
     A-1          1 - 20 / 1 - 20              22.80%          1 Mo. LIBOR
------------------------------------------------------------------------------
     A-2         20 - 28 / 20 - 28             22.80%          1 Mo. LIBOR
------------------------------------------------------------------------------
     A-3         28 - 67 / 28 - 67             22.80%          1 Mo. LIBOR
------------------------------------------------------------------------------
     A-4        67 - 88 / 67 - 195             22.80%          1 Mo. LIBOR
------------------------------------------------------------------------------
     M-1        44 - 88 / 44 - 170             19.00%          1 Mo. LIBOR
------------------------------------------------------------------------------
     M-2        42 - 88 / 42 - 163             15.50%          1 Mo. LIBOR
------------------------------------------------------------------------------
     M-3        41 - 88 / 41 - 155             13.40%          1 Mo. LIBOR
------------------------------------------------------------------------------
     M-4        40 - 88 / 40 - 150             11.55%          1 Mo. LIBOR
------------------------------------------------------------------------------
     M-5        39 - 88 / 39 - 145             9.85%           1 Mo. LIBOR
------------------------------------------------------------------------------
     M-6        39 - 88 / 39 - 139             8.20%           1 Mo. LIBOR
------------------------------------------------------------------------------
     B-1        38 - 88 / 38 - 132             6.70%           1 Mo. LIBOR
------------------------------------------------------------------------------
     B-2        38 - 88 / 38 - 124             5.25%           1 Mo. LIBOR
------------------------------------------------------------------------------
     B-3        37 - 88 / 37 - 115             4.20%           1 Mo. LIBOR
------------------------------------------------------------------------------

Notes:      (1)   Certificates are priced to the 10% optional clean-up call.
            (2)   Based on the pricing prepayment speed. See details below.
            (3)   Assumes pricing at par.
            (4)   Bond sizes subject to a variance of plus or minus 5%.


Issuer:               Morgan Stanley Home Equity Loan Trust 2006-2

Depositor:            Morgan Stanley ABS Capital I Inc.

Originators:          Wilmington Finance Inc. (45.20%), Accredited Home Lenders,
                      Inc. (26.14%), Meritage Mortgage Corporation (19.33%),
                      First NLC Financial Services, LLC (9.05%) and Countrywide
                      Home Loans, Inc. (0.28%)

Servicers:            HomEq Servicing Corporation (63.80%), JPMorgan Chase Bank,
                      N.A. (35.92%) and Countrywide Home Loans Servicing, LP
                      (0.28%)

Swap Counterparty:    Morgan Stanley Capital Services Inc.

Trustee and Swap      Deutsche Bank National Trust Company
Administrator:

Managers:             Morgan Stanley (lead manager) and J.P. Morgan Securities
                      Inc. (Co-manager)

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Rating Agencies:      Standard & Poor's, Moody's Investors Service and Fitch
                      Ratings.

Offered Certificates: The Class A, M and B Certificates.

Class A Certificates: The Class A-1, A-2, A-3 and A-4 Certificates.

Class M Certificates: The Class M-1, M-2, M-3, M-4, M-5 and M-6 Certificates.

Class B Certificates: The Class B-1, B-2 and B-3 Certificates.

Expected Closing
Date:                 March 30, 2006 through DTC and Euroclear or Clearstream.
                      The Certificates will be sold without accrued interest.

Cut-off Date:         March 1, 2006

Distribution Dates:   The 25th of each month, or if such day is not a business
                      day, on the next business day, beginning April 25, 2006.

Final Scheduled
Distribution Date:    For all Offered Certificates, the Distribution Date
                      occurring in February 2036.

Minimum Denomination: The Offered Certificates will be issued and available in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:           For any Distribution Date, the calendar month preceding
                      the month in which that Distribution Date occurs.

Interest Accrual
Period: The interest accrual period for the Offered Certificates with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:   The Trust will consist of approximately $996.2 million of
                      adjustable and fixed rate sub-prime residential, first-lien and second-lien mortgage loans.

Pricing Prepayment
Speed: o Fixed Rate Mortgage Loans: CPR starting at approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter
                      o     ARM Mortgage Loans:  28% CPR

Credit Enhancement:   The Offered Certificates are credit enhanced by:

                      1) Net monthly excess cashflow from the Mortgage Loans
                         after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,

                      2) 4.20% overcollateralization (funded upfront). On and
                         after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 8.40% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the cut-off date, and

                      3) Subordination of distributions on the more subordinate
                         classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

Senior Enhancement
Percentage:           For any Distribution Date, the percentage obtained by
                      dividing (x) the aggregate Certificate Principal Balance of the subordinate certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:        The later to occur of:

                      (x) The earlier of:

                          (a)  The Distribution Date occurring in April 2009;
                               and

                          (b) The Distribution Date on which the aggregate balance of the Class A Certificates is reduced to zero; and

                      (y) The first Distribution Date on which the Senior
                          Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 45.60%.

Trigger Event:        Either a Delinquency Trigger Event or a Cumulative Loss
                      Trigger Event.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Delinquency Trigger
Event: A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:


                      Class A Certificates remain outstanding        [35.09]% of the Senior Enhancement Percentage

                      On and after Class A pays off                  [42.11]% of the Class M-1 Enhancement Percentage

Cumulative Loss
Trigger Event:        A Cumulative Loss Trigger Event is in effect on any
                      Distribution Date if the aggregate amount of Realized
                      Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

                      Months 25- 36                [1.450]% for the first month,
                                                   plus an additional 1/12th of
                                                   [1.800]% for each month
                                                   thereafter (e.g., [2.350]% in
                                                   Month 31)

                      Months 37- 48                [3.250]% for the first month,
                                                   plus an additional 1/12th of
                                                   [1.850]% for each month
                                                   thereafter (e.g., [4.175]% in
                                                   Month 43)

                      Months 49- 60                [5.100]% for the first month,
                                                   plus an additional 1/12th of
                                                   [1.500]% for each month
                                                   thereafter (e.g., [5.850]% in
                                                   Month 55)

                      Months 61- 72                [6.600]% for the first month,
                                                   plus an additional 1/12th of
                                                   [0.800]% for each month
                                                   thereafter (e.g., [7.000]% in
                                                   Month 67)

                      Months 73- thereafter        [7.400]%

Initial               Class A:        22.80%
Subordination         Class M-1:      19.00%
Percentage:           Class M-2:      15.50%
                      Class M-3:      13.40%
                      Class M-4:      11.55%
                      Class M-5:       9.85%
                      Class M-6:       8.20%
                      Class B-1:       6.70%
                      Class B-2:       5.25%
                      Class B-3:       4.20%

Optional Clean-up
Call: When the current aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

Step-up Coupons:      For all Offered Certificates the coupon will increase
                      after the optional clean-up call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other
                      Certificates after the first distribution date on which the Optional Clean-up Call is exercisable.

Class A Certificates  The Class A-1, A-2, A-3 and A-4 Certificates will accrue
Pass-Through Rate:    interest at a variable rate equal to the lesser of (i)
                      one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1
Pass-Through Rate:    The Class M-1 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2
Pass-Through Rate:    The Class M-2 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3
Pass-Through Rate:    The Class M-3 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class M-4
Pass-Through Rate:    The Class M-4 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5
Pass-Through Rate:    The Class M-5 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6
Pass-Through Rate:    The Class M-6 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1
Pass-Through Rate:    The Class B-1 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2
Pass-Through Rate:    The Class B-2 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3
Pass-Through Rate:    The Class B-3 Certificates will accrue interest at a
                      variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate:    For any Distribution Date, a fraction, the numerator of
                      which is any Net Swap Payment or swap termination payment owed to the Swap Counterparty for such Distribution Date and the denominator of which is the Stated Principal
                      Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Class A Basis Risk
Carry Forward Amount: As to any Distribution Date, the supplemental interest amount for each of the Class A Certificates will equal the sum of:
                      (i) The excess, if any, of interest that would otherwise be due on such Certificates at the Class A Certificates Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;

                      (ii) Any Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

                      (iii) Interest on the amount in clause (ii) at the related
                            Class A Certificates Pass-Through Rate (without regard to the WAC Cap).

Class M-1, M-2, M-3,
M-4, M-5, M-6, B-1,   As to any Distribution Date, the supplemental interest
B-2 and B-3 Basis     amount for each of the Class M-1, M-2, M-3, M-4, M-5, M-6,
Risk Carry Forward    B-1, B-2 and B-3 Certificates will equal the sum of:
Amounts:              (i)   The excess, if any, of interest that would otherwise
                            be due on such Certificates at such Certificates' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;

                      (ii) Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and

                      (iii) Interest on the amount in clause (ii) at the
                            Certificates' applicable Pass-Through Rate (without regard to the WAC Cap).


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest
Distributions on
Offered Certificates: On each Distribution Date and after payments of servicing, trustee and custodian fees, if any, and other expenses, including any Net Swap Payments and any swap termination payment owed to the Swap Counterparty, interest distributions from the Interest Remittance Amount will be allocated as follows:

                      (i) Concurrently to the Class A Certificates, their Accrued Certificate Interest and any unpaid Accrued Certificate Interest from prior Distribution Dates, pro rata, based upon their respective entitlements to such amounts;

                      (ii) To the Class M-1 Certificates, its Accrued Certificate Interest;

                      (iii) To the Class M-2 Certificates, its Accrued Certificate Interest;

                      (iv) To the Class M-3 Certificates, its Accrued Certificate Interest;

                      (v) To the Class M-4 Certificates, its Accrued Certificate Interest;

                      (vi) To the Class M-5 Certificates, its Accrued Certificate Interest;

                      (vii) To the Class M-6 Certificates, its Accrued Certificate Interest;

                      (viii) To the Class B-1 Certificates, its Accrued
                             Certificate Interest;

                      (ix) To the Class B-2 Certificates, its Accrued Certificate Interest; and

                      (x) To the Class B-3 Certificates, its Accrued Certificate Interest.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Principal
Distributions on
Offered
Certificates:         On each Distribution Date (a) prior to the Stepdown Date
                      or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                      (i) to cover any Net Swap Payments and any swap termination payments due to the Swap Counterparty; including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Counterparty;

                      (ii) to the Class A Certificates, allocated between the Class A Certificates as described below, until the Certificate Principal Balances have been reduced to zero;

                      (iii) to the Class M-1 Certificates, until the Certificate Principal Balance has been reduced to zero;

                      (iv) to the Class M-2 Certificates, until the Certificate Principal Balance has been reduced to zero;

                      (v) to the Class M-3 Certificates, until the Certificate Principal Balance has been reduced to zero;

                      (vi) to the Class M-4 Certificates, until the Certificate Principal Balance has been reduced to zero;

                      (vii) to the Class M-5 Certificates, until the Certificate Principal Balance has been reduced to zero;

                      (viii) to the Class M-6 Certificates, until the Certificate Principal Balance has been reduced to zero;

                      (ix) to the Class B-1 Certificates, until the Certificate Principal Balance has been reduced to zero;

                      (x) to the Class B-2 Certificates, until the Certificate Principal Balance has been reduced to zero; and

                      (xi) to the Class B-3 Certificates, until the Certificate Principal Balance has been reduced to zero.

                      On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                      (i) to cover any Net Swap Payment and any swap termination payments due to the Swap Counterparty including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Counterparty;

                      (ii) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Certificate Principal Balances thereof have been reduced to zero;

                      (iii) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                      (iv) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                      (v) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                      (vi) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                      (vii) to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                      (viii) to the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                      (ix) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                      (x) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                      (xi) to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class A Principal
Allocation:           Any principal distributions allocated to the Class A
                      Certificates are required to be distributed first, to the Class A-1 Certificates, until their Class Certificate
                      Balance has been reduced to zero, second, to the Class A-2
                      Certificates, until their Class Certificate Balance has been reduced to zero, third, to the Class A-3
                      Certificates, until their Class Certificate Balance has been reduced to zero, and fourth, to the Class A-4
                      Certificates, until their Class Certificate Balance has been reduced to zero.

                      Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A Certificates will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata based upon their respective Certificate Principal Balances.

Swap Payment
Allocation:           For a given Class of Certificates outstanding, a pro rata
                      share of the Net Swap Payment owed by the Swap
                      Counterparty (if any), based on the outstanding
                      Certificate Balance of that Class.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Swap Payment
Priority:             All payments due under the swap agreement and any swap
                      termination payment pursuant to the swap agreement will be deposited into the Swap Account, and allocated in the following order of priority:

                      (i) to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the swap agreement;

                      (ii) to pay any swap termination payment to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Provider;

                      (iii) to the Class A-1, A-2, A-3 and A-4 Certificates, Current Interest and Carryforward Interest, on a pro rata basis, to the extent not yet paid;

                      (iv)   to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2
                             and B-3 Certificates, Current Interest and
                             Carryforward Interest, sequentially and in that order, to the extent not yet paid;

                      (v) to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target;

                      (vi) concurrently, to the Class A-1, A-2, A-3 and A-4 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;

                      (vii) sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;

                      (viii) concurrently to Class A Certificates, Class M
                             Certificates, and Class B Certificates, any unpaid Basis Risk Carryforward Amount, pro rata based on need;

                      (ix) sequentially to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates the allocated unreimbursed realized loss amount, to the extent not yet paid;

                      (x) to pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

                      (xi) all remaining amounts to the holder of the Class X Certificates.

                      In the event that, upon the Trust entering into a replacement interest rate swap agreement following the occurrence of an additional termination event of the type described in Part 1(h)(ii) of the swap agreement, the Trust is entitled to receive a payment from a replacement swap provider, and the Trustee shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payments over the payment by the Trust to certificateholders, the servicer, any originator, the Trustee or any other person.

                      Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Senior Defaulted
Swap Termination
Payment: As of any date, the lesser of (i) any payments received by the Trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap Counterparty in accordance with the swap agreement and
                      (ii) any swap termination payment owed to the Swap
                      Provider.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Allocation of Net
Monthly Excess
Cashflow:             For any Distribution Date, any Net Monthly Excess Cashflow
                      shall be paid as follows:

                      (i) to the Class M-1 Certificates, the unpaid interest shortfall amount;

                      (ii) to the Class M-1 Certificates, the allocated unreimbursed realized loss amount;

                      (iii) to the Class M-2 Certificates, the unpaid interest shortfall amount;

                      (iv) to the Class M-2 Certificates, the allocated unreimbursed realized loss amount;

                      (v) to the Class M-3 Certificates, the unpaid interest shortfall amount;

                      (vi) to the Class M-3 Certificates, the allocated unreimbursed realized loss amount;

                      (vii) to the Class M-4 Certificates, the unpaid interest shortfall amount;

                      (viii) to the Class M-4 Certificates, the allocated unreimbursed realized loss amount;

                      (ix) to the Class M-5 Certificates, the unpaid interest shortfall amount;

                      (x) to the Class M-5 Certificates, the allocated unreimbursed realized loss amount;

                      (xi) to the Class M-6 Certificates, the unpaid interest shortfall amount;

                      (xii) to the Class M-6 Certificates, the allocated unreimbursed realized loss amount;

                      (xiii) to the Class B-1 Certificates, the unpaid interest shortfall amount;

                      (xiv) to the Class B-1 Certificates, the allocated unreimbursed realized loss amount;

                      (xv) to the Class B-2 Certificates, the unpaid interest shortfall amount;

                      (xvi) to the Class B-2 Certificates, the allocated unreimbursed realized loss amount;

                      (xvii) to the Class B-3 Certificates, the unpaid interest shortfall amount;

                      (xviii) to the Class B-3 Certificates, the allocated
                              unreimbursed realized loss amount;

                      (xix) concurrently, to the Class A Certificates, pro rata, any Basis Risk Carry Forward Amount for the Class A Certificates; and

                      (xx) sequentially, to Classes M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes.

Interest Remittance
Amount: For any Distribution Date, the portion of available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate
Interest:             For any Distribution Date and each class of Certificates,
                      equals the amount of interest accrued during the related interest accrual period at the related Pass-through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal
Distribution Amount:  On any Distribution Date, the sum of (i) the Basic
                      Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal
Distribution Amount:  On any Distribution Date, the excess of (i) the aggregate principal remittance amount over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess
Cashflow:             For any Distribution Date is the amount of funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal
Distribution Amount:  For any Distribution Date, the lesser of (i) the excess of
                      (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and trustee fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated
Amount: For any Distribution Date, means the excess, if any of (i) the overcollateralization and (ii) the required overcollateralization for such Distribution Date.

Class A Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 54.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,981,226.

Class M-1 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 62.00% and
                      (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,981,226.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class M-2 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 69.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,981,226.

Class M-3 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,981,226.

Class M-4 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.90% and
                      (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,981,226.

Class M-5 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,981,226.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class M-6 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,981,226.

Class B-1 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,981,226.

Class B-2 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,981,226.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class B-3 Principal
Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.60% and
                      (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $4,981,226.

Allocation of Losses: If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

Trust Tax Status:     Portions of the trust will be treated as multiple real
                      estate mortgage investment conduits, or REMICs, for federal income tax purposes. The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction.
                      Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:    The Offered Certificates are expected to be ERISA
                      eligible. Plan fiduciaries should note the additional representations deemed to be made because of the swap agreement, which will be described under "ERISA
                      Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley Home
                      Equity Loan Trust 2006-2 transaction.

SMMEA Eligibility:    It is anticipated that none of the Offered Certificates
                      will be SMMEA eligible.

Registration
Statement
and Prospectus:       This term sheet does not contain all information that is
                      required to be included in a registration statement, or in a base prospectus and prospectus supplement.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                      The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                      The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                      http://www.sec.gov/Archives/edgar/data/1030442/
                      000090514805002830/0000905148-05-002830.txt

Risk Factors:         PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN
                      THE REGISTRATION STATEMENT AND IN THE FREE WRITING
                      PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT FOR
                      MORGAN STANLEY HOME EQUITY LOAN TRUST 2006-2 TRANSACTION
                      REFERRED FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE
                      CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED
                      CERTIFICATES.

Static Pool
Information:          Information concerning the sponsor's prior residential
                      mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/
                      Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet.
                      Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL

----------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
----------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    1.64          1.37         1.09          0.80          0.63          0.51          0.43
        First Payment Date         4/25/2006    4/25/2006     4/25/2006     4/25/2006     4/25/2006     4/25/2006     4/25/2006
        Expected Final Maturity    9/25/2009    2/25/2009     7/25/2008    11/25/2007     7/25/2007     4/25/2007     2/25/2007
        Window                      1 - 42        1 - 35       1 - 28        1 - 20        1 - 16        1 - 13        1 - 11
----------------------------------------------------------------------------------------------------------------------------------
  A-2   WAL (yrs)                    4.19          3.47         2.74          2.00          1.56          1.26          1.04
        First Payment Date         9/25/2009    2/25/2009     7/25/2008    11/25/2007     7/25/2007     4/25/2007     2/25/2007
        Expected Final Maturity    4/25/2011    5/25/2010     7/25/2009     7/25/2008     1/25/2008     9/25/2007     6/25/2007
        Window                      42 - 61      35 - 50       28 - 40       20 - 28       16 - 22       13 - 18       11 - 15
----------------------------------------------------------------------------------------------------------------------------------
  A-3   WAL (yrs)                    7.80          6.49         5.14          3.50          2.28          1.83          1.51
        First Payment Date         4/25/2011    5/25/2010     7/25/2009     7/25/2008     1/25/2008     9/25/2007     6/25/2007
        Expected Final Maturity   10/25/2017    11/25/2015   11/25/2013    10/25/2011     1/25/2009     6/25/2008     1/25/2008
        Window                     61 - 139      50 - 116      40 - 92       28 - 67       22 - 34       18 - 27       15 - 22
----------------------------------------------------------------------------------------------------------------------------------
  A-4   WAL (yrs)                    14.05        11.85         9.46          6.93          4.82          2.57          2.11
        First Payment Date        10/25/2017    11/25/2015   11/25/2013    10/25/2011     1/25/2009     6/25/2008     1/25/2008
        Expected Final Maturity   12/25/2020    9/25/2018     3/25/2016     7/25/2013    11/25/2011     2/25/2009     8/25/2008
        Window                     139 - 177    116 - 150     92 - 120       67 - 88       34 - 68       27 - 35       22 - 29
----------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    9.78          8.20         6.51          5.07          4.97          4.35          3.48
        First Payment Date        11/25/2010    2/25/2010     4/25/2009    11/25/2009     8/25/2010     2/25/2009     8/25/2008
        Expected Final Maturity   12/25/2020    9/25/2018     3/25/2016     7/25/2013    11/25/2011     9/25/2010    12/25/2009
        Window                     56 - 177      47 - 150     37 - 120       44 - 88       53 - 68       35 - 54       29 - 45
----------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    9.78          8.20         6.51          4.99          4.57          4.49          3.74
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     9/25/2009     3/25/2010     9/25/2010    12/25/2009
        Expected Final Maturity   12/25/2020    9/25/2018     3/25/2016     7/25/2013    11/25/2011     9/25/2010    12/25/2009
        Window                     56 - 177      47 - 150     37 - 120       42 - 88       48 - 68       54 - 54       45 - 45
----------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    9.78          8.20         6.51          4.95          4.38          4.33          3.62
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     8/25/2009    12/25/2009     4/25/2010     8/25/2009
        Expected Final Maturity   12/25/2020    9/25/2018     3/25/2016     7/25/2013    11/25/2011     9/25/2010    12/25/2009
        Window                     56 - 177      47 - 150     37 - 120       41 - 88       45 - 68       49 - 54       41 - 45
----------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    9.78          8.20         6.51          4.93          4.28          4.08          3.41
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     7/25/2009    10/25/2009     1/25/2010     6/25/2009
        Expected Final Maturity   12/25/2020    9/25/2018     3/25/2016     7/25/2013    11/25/2011     9/25/2010    12/25/2009
        Window                     56 - 177      47 - 150     37 - 120       40 - 88       43 - 68       46 - 54       39 - 45
----------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    9.78          8.20         6.51          4.91          4.21          3.92          3.26
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     6/25/2009     9/25/2009    11/25/2009     4/25/2009
        Expected Final Maturity   12/25/2020    9/25/2018     3/25/2016     7/25/2013    11/25/2011     9/25/2010    12/25/2009
        Window                     56 - 177      47 - 150     37 - 120       39 - 88       42 - 68       44 - 54       37 - 45
----------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    9.78          8.20         6.51          4.90          4.16          3.80          3.15
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     6/25/2009     8/25/2009     9/25/2009     2/25/2009
        Expected Final Maturity   12/25/2020    9/25/2018     3/25/2016     7/25/2013    11/25/2011     9/25/2010    12/25/2009
        Window                     56 - 177      47 - 150     37 - 120       39 - 88       41 - 68       42 - 54       35 - 45
----------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    9.78          8.20         6.51          4.89          4.11          3.71          3.08
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     5/25/2009     7/25/2009     7/25/2009     1/25/2009
        Expected Final Maturity   12/25/2020    9/25/2018     3/25/2016     7/25/2013    11/25/2011     9/25/2010    12/25/2009
        Window                     56 - 177      47 - 150     37 - 120       38 - 88       40 - 68       40 - 54       34 - 45
----------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    9.78          8.20         6.51          4.88          4.08          3.63          3.01
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     5/25/2009     6/25/2009     6/25/2009    12/25/2008
        Expected Final Maturity   12/25/2020    9/25/2018     3/25/2016     7/25/2013    11/25/2011     9/25/2010    12/25/2009
        Window                     56 - 177      47 - 150     37 - 120       38 - 88       39 - 68       39 - 54       33 - 45
----------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    9.78          8.20         6.51          4.88          4.06          3.58          2.96
        First Payment Date        11/25/2010    2/25/2010     4/25/2009     4/25/2009     5/25/2009     5/25/2009    11/25/2008
        Expected Final Maturity   12/25/2020    9/25/2018     3/25/2016     7/25/2013    11/25/2011     9/25/2010    12/25/2009
        Window                     56 - 177      47 - 150     37 - 120       37 - 88       38 - 68       38 - 54       32 - 45
----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60            75            100           125           150           175
-----------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    1.64          1.37          1.09          0.80          0.63          0.51          0.43
        First Payment Date         4/25/2006     4/25/2006     4/25/2006     4/25/2006     4/25/2006     4/25/2006     4/25/2006
        Expected Final Maturity    9/25/2009     2/25/2009     7/25/2008    11/25/2007     7/25/2007     4/25/2007     2/25/2007
        Window                      1 - 42        1 - 35        1 - 28        1 - 20        1 - 16        1 - 13        1 - 11
-----------------------------------------------------------------------------------------------------------------------------------
  A-2   WAL (yrs)                    4.19          3.47          2.74          2.00          1.56          1.26          1.04
        First Payment Date         9/25/2009     2/25/2009     7/25/2008    11/25/2007     7/25/2007     4/25/2007     2/25/2007
        Expected Final Maturity    4/25/2011     5/25/2010     7/25/2009     7/25/2008     1/25/2008     9/25/2007     6/25/2007
        Window                      42 - 61       35 - 50       28 - 40       20 - 28       16 - 22       13 - 18       11 - 15
-----------------------------------------------------------------------------------------------------------------------------------
  A-3   WAL (yrs)                    7.80          6.49          5.14          3.50          2.28          1.83          1.51
        First Payment Date         4/25/2011     5/25/2010     7/25/2009     7/25/2008     1/25/2008     9/25/2007     6/25/2007
        Expected Final Maturity   10/25/2017    11/25/2015    11/25/2013    10/25/2011     1/25/2009     6/25/2008     1/25/2008
        Window                     61 - 139      50 - 116       40 - 92       28 - 67       22 - 34       18 - 27       15 - 22
-----------------------------------------------------------------------------------------------------------------------------------
  A-4   WAL (yrs)                    16.81         14.38         11.61         8.58          6.12          2.57          2.11
        First Payment Date        10/25/2017    11/25/2015    11/25/2013    10/25/2011     1/25/2009     6/25/2008     1/25/2008
        Expected Final Maturity    1/25/2034     8/25/2031     9/25/2027     6/25/2022     2/25/2019     2/25/2009     8/25/2008
        Window                     139 - 334     116 - 305     92 - 258      67 - 195      34 - 155       27 - 35       22 - 29
-----------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.70         9.02          7.22          5.61          5.39          6.95          5.46
        First Payment Date        11/25/2010     2/25/2010     4/25/2009    11/25/2009     8/25/2010     2/25/2009     8/25/2008
        Expected Final Maturity    9/25/2031    10/25/2028    11/25/2024     5/25/2020     3/25/2017     8/25/2016     9/25/2014
        Window                     56 - 306      47 - 271      37 - 224      44 - 170      53 - 132      35 - 125      29 - 102
-----------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.68         9.00          7.20          5.52          4.98          5.24          4.41
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     9/25/2009     3/25/2010     9/25/2010    12/25/2009
        Expected Final Maturity    1/25/2031     1/25/2028     3/25/2024    10/25/2019    10/25/2016     9/25/2014     3/25/2013
        Window                     56 - 298      47 - 262      37 - 216      42 - 163      48 - 127      54 - 102       45 - 84
-----------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.65         8.98          7.17          5.46          4.77          4.65          3.88
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     8/25/2009    12/25/2009     4/25/2010     8/25/2009
        Expected Final Maturity    3/25/2030     3/25/2027     5/25/2023     2/25/2019     4/25/2016     4/25/2014    11/25/2012
        Window                     56 - 288      47 - 252      37 - 206      41 - 155      45 - 121       49 - 97       41 - 80
-----------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.63         8.96          7.15          5.42          4.67          4.40          3.65
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     7/25/2009    10/25/2009     1/25/2010     6/25/2009
        Expected Final Maturity    8/25/2029     8/25/2026    10/25/2022     9/25/2018    12/25/2015     1/25/2014     8/25/2012
        Window                     56 - 281      47 - 245      37 - 199      40 - 150      43 - 117       46 - 94       39 - 77
-----------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.60         8.93          7.13          5.38          4.58          4.22          3.50
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     6/25/2009     9/25/2009    11/25/2009     4/25/2009
        Expected Final Maturity   12/25/2028    12/25/2025     3/25/2022     4/25/2018     7/25/2015     9/25/2013     5/25/2012
        Window                     56 - 273      47 - 237      37 - 192      39 - 145      42 - 112       44 - 90       37 - 74
-----------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.56         8.89          7.09          5.35          4.50          4.08          3.38
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     6/25/2009     8/25/2009     9/25/2009     2/25/2009
        Expected Final Maturity    3/25/2028     3/25/2025     8/25/2021    10/25/2017     3/25/2015     5/25/2013     2/25/2012
        Window                     56 - 264      47 - 228      37 - 185      39 - 139      41 - 108       42 - 86       35 - 71
-----------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.50         8.83          7.06          5.29          4.43          3.97          3.28
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     5/25/2009     7/25/2009     7/25/2009     1/25/2009
        Expected Final Maturity    5/25/2027     5/25/2024    12/25/2020     3/25/2017     9/25/2014     1/25/2013    10/25/2011
        Window                     56 - 254      47 - 218      37 - 177      38 - 132      40 - 102       40 - 82       34 - 67
-----------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.41         8.75          6.99          5.24          4.35          3.86          3.19
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     5/25/2009     6/25/2009     6/25/2009    12/25/2008
        Expected Final Maturity    4/25/2026     5/25/2023     4/25/2020     7/25/2016     3/25/2014     8/25/2012     6/25/2011
        Window                     56 - 241      47 - 206      37 - 169      38 - 124       39 - 96       39 - 77       33 - 63
-----------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.29         8.64          6.90          5.17          4.28          3.76          3.10
        First Payment Date        11/25/2010     2/25/2010     4/25/2009     4/25/2009     5/25/2009     5/25/2009    11/25/2008
        Expected Final Maturity    1/25/2025     3/25/2022     4/25/2019    10/25/2015     8/25/2013     3/25/2012     2/25/2011
        Window                     56 - 226      47 - 192      37 - 157      37 - 115       38 - 89       38 - 72       32 - 59
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL

-------------------------------------------------------------
      CPR (%)                   20         25         30
-------------------------------------------------------------
 A-1  WAL (yrs)                1.06       0.83       0.68
      First Payment Date    4/25/2006  4/25/2006  4/25/2006
      Expected Final        7/25/2008  1/25/2008  9/25/2007
      Maturity
      Window                  1 - 28     1 - 22     1 - 18
-------------------------------------------------------------
 A-2  WAL (yrs)                2.74       2.13       1.73
      First Payment Date    7/25/2008  1/25/2008  9/25/2007
      Expected Final        7/25/2009  9/25/2008  3/25/2008
      Maturity
      Window                 28 - 40    22 - 30    18 - 24
-------------------------------------------------------------
 A-3  WAL (yrs)                5.16       3.89       2.72
      First Payment Date    7/25/2009  9/25/2008  3/25/2008
      Expected Final        12/25/2013 4/25/2012  2/25/2011
      Maturity
      Window                 40 - 93    30 - 73    24 - 59
-------------------------------------------------------------
 A-4  WAL (yrs)                9.48       7.48       6.06
      First Payment Date    12/25/2013 4/25/2012  2/25/2011
      Expected Final        3/25/2016  2/25/2014  8/25/2012
      Maturity
      Window                 93 - 120   73 - 95    59 - 77
-------------------------------------------------------------
 M-1  WAL (yrs)                6.53       5.31       4.88
      First Payment Date    4/25/2009  9/25/2009  3/25/2010
      Expected Final        3/25/2016  2/25/2014  8/25/2012
      Maturity
      Window                 37 - 120   42 - 95    48 - 77
-------------------------------------------------------------
 M-2  WAL (yrs)                6.53       5.27       4.68
      First Payment Date    4/25/2009  7/25/2009  12/25/2009
      Expected Final        3/25/2016  2/25/2014  8/25/2012
      Maturity
      Window                 37 - 120   40 - 95    45 - 77
-------------------------------------------------------------
 M-3  WAL (yrs)                6.53       5.24       4.58
      First Payment Date    4/25/2009  7/25/2009  10/25/2009
      Expected Final        3/25/2016  2/25/2014  8/25/2012
      Maturity
      Window                 37 - 120   40 - 95    43 - 77
-------------------------------------------------------------
 M-4  WAL (yrs)                6.53       5.23       4.53
      First Payment Date    4/25/2009  6/25/2009  9/25/2009
      Expected Final        3/25/2016  2/25/2014  8/25/2012
      Maturity
      Window                 37 - 120   39 - 95    42 - 77
-------------------------------------------------------------
 M-5  WAL (yrs)                6.53       5.22       4.49
      First Payment Date    4/25/2009  6/25/2009  8/25/2009
      Expected Final        3/25/2016  2/25/2014  8/25/2012
      Maturity
      Window                 37 - 120   39 - 95    41 - 77
-------------------------------------------------------------
 M-6  WAL (yrs)                6.53       5.21       4.46
      First Payment Date    4/25/2009  5/25/2009  7/25/2009
      Expected Final        3/25/2016  2/25/2014  8/25/2012
      Maturity
      Window                 37 - 120   38 - 95    40 - 77
-------------------------------------------------------------
 B-1  WAL (yrs)                6.53       5.21       4.43
      First Payment Date    4/25/2009  5/25/2009  6/25/2009
      Expected Final        3/25/2016  2/25/2014  8/25/2012
      Maturity
      Window                 37 - 120   38 - 95    39 - 77
-------------------------------------------------------------
 B-2  WAL (yrs)                6.53       5.21       4.41
      First Payment Date    4/25/2009  4/25/2009  5/25/2009
      Expected Final        3/25/2016  2/25/2014  8/25/2012
      Maturity
      Window                 37 - 120   37 - 95    38 - 77
-------------------------------------------------------------
 B-3  WAL (yrs)                6.53       5.19       4.39
      First Payment Date    4/25/2009  4/25/2009  5/25/2009
      Expected Final        3/25/2016  2/25/2014  8/25/2012
      Maturity
      Window                 37 - 120   37 - 95    38 - 77
-------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY

-------------------------------------------------------------
      CPR (%)                   20         25         30
-------------------------------------------------------------
 A-1  WAL (yrs)                1.06       0.83       0.68
      First Payment Date    4/25/2006  4/25/2006  4/25/2006
      Expected Final        7/25/2008  1/25/2008  9/25/2007
      Maturity
      Window                  1 - 28     1 - 22     1 - 18
-------------------------------------------------------------
 A-2  WAL (yrs)                2.74       2.13       1.73
      First Payment Date    7/25/2008  1/25/2008  9/25/2007
      Expected Final        7/25/2009  9/25/2008  3/25/2008
      Maturity
      Window                 28 - 40    22 - 30    18 - 24
-------------------------------------------------------------
 A-3  WAL (yrs)                5.16       3.89       2.72
      First Payment Date    7/25/2009  9/25/2008  3/25/2008
      Expected Final        12/25/2013 4/25/2012  2/25/2011
      Maturity
      Window                 40 - 93    30 - 73    24 - 59
-------------------------------------------------------------
 A-4  WAL (yrs)               11.71       9.25       7.53
      First Payment Date    12/25/2013 4/25/2012  2/25/2011
      Expected Final        12/25/2027 10/25/2023 9/25/2020
      Maturity
      Window                 93 - 261   73 - 211   59 - 174
-------------------------------------------------------------
 M-1  WAL (yrs)                7.26       5.89       5.35
      First Payment Date    4/25/2009  9/25/2009  3/25/2010
      Expected Final        2/25/2025  4/25/2021  8/25/2018
      Maturity
      Window                 37 - 227   42 - 181   48 - 149
-------------------------------------------------------------
 M-2  WAL (yrs)                7.24       5.83       5.15
      First Payment Date    4/25/2009  7/25/2009  12/25/2009
      Expected Final        5/25/2024  10/25/2020 2/25/2018
      Maturity
      Window                 37 - 218   40 - 175   45 - 143
-------------------------------------------------------------
 M-3  WAL (yrs)                7.22       5.79       5.03
      First Payment Date    4/25/2009  7/25/2009  10/25/2009
      Expected Final        8/25/2023  2/25/2020  7/25/2017
      Maturity
      Window                 37 - 209   40 - 167   43 - 136
-------------------------------------------------------------
 M-4  WAL (yrs)                7.20       5.76       4.96
      First Payment Date    4/25/2009  6/25/2009  9/25/2009
      Expected Final        1/25/2023  8/25/2019  3/25/2017
      Maturity
      Window                 37 - 202   39 - 161   42 - 132
-------------------------------------------------------------
 M-5  WAL (yrs)                7.17       5.73       4.90
      First Payment Date    4/25/2009  6/25/2009  8/25/2009
      Expected Final        6/25/2022  3/25/2019  10/25/2016
      Maturity
      Window                 37 - 195   39 - 156   41 - 127
-------------------------------------------------------------
 M-6  WAL (yrs)                7.14       5.69       4.85
      First Payment Date    4/25/2009  5/25/2009  7/25/2009
      Expected Final        10/25/2021 8/25/2018  5/25/2016
      Maturity
      Window                 37 - 187   38 - 149   40 - 122
-------------------------------------------------------------
 B-1  WAL (yrs)                7.10       5.64       4.79
      First Payment Date    4/25/2009  5/25/2009  6/25/2009
      Expected Final        1/25/2021  1/25/2018  11/25/2015
      Maturity
      Window                 37 - 178   38 - 142   39 - 116
-------------------------------------------------------------
 B-2  WAL (yrs)                7.03       5.59       4.73
      First Payment Date    4/25/2009  4/25/2009  5/25/2009
      Expected Final        5/25/2020  5/25/2017  4/25/2015
      Maturity
      Window                 37 - 170   37 - 134   38 - 109
-------------------------------------------------------------
 B-3  WAL (yrs)                6.94       5.50       4.64
      First Payment Date    4/25/2009  4/25/2009  5/25/2009
      Expected Final        5/25/2019  7/25/2016  8/25/2014
      Maturity
      Window                 37 - 158   37 - 124   38 - 101
-------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

 Period            A-1 Cap (%)      A-2 Cap (%)     A-3 Cap (%)      A-4 Cap (%)
-------------   ---------------   --------------   -------------    ------------
                   Actual/360       Actual/360       Actual/360      Actual/360

      0                   -                -                -               -
      1                 20.07            20.12            20.18           20.29
      2                 20.07            20.12            20.18           20.29
      3                 20.07            20.12            20.18           20.29
      4                 20.07            20.12            20.18           20.29
      5                 20.07            20.12            20.18           20.29
      6                 20.07            20.12            20.18           20.29
      7                 20.07            20.12            20.18           20.29
      8                 20.07            20.12            20.18           20.29
      9                 20.07            20.12            20.18           20.29
      10                20.07            20.12            20.18           20.29
      11                20.07            20.12            20.18           20.26
      12                20.07            20.12            20.18           20.32
      13                19.91            19.91            19.91           19.91
      14                19.86            19.86            19.86           19.86
      15                19.59            19.59            19.59           19.59
      16                19.56            19.56            19.56           19.56
      17                19.28            19.28            19.28           19.28
      18                19.14            19.14            19.14           19.14
      19                19.13            19.13            19.13           19.13
      20                18.84            18.84            18.84           18.84
      21                  -              15.26            15.26           15.26
      22                  -              12.76            12.76           12.76
      23                  -              12.78            12.78           12.78
      24                  -              13.40            13.40           13.40
      25                  -              12.82            12.82           12.82
      26                  -              13.15            13.15           13.15
      27                  -              13.55            13.55           13.55
      28                  -              14.26            14.26           14.26
      29                  -                -              13.97           13.97
      30                  -                -              14.03           14.03
      31                  -                -              14.43           14.43
      32                  -                -              14.09           14.09
      33                  -                -              14.92           14.92
      34                  -                -              14.96           14.96
      35                  -                -              15.08           15.08
      36                  -                -              16.54           16.54
      37                  -                -              87.87           87.87
      38                  -                -              21.23           21.23
      39                  -                -              21.16           21.16
      40                  -                -              21.87           21.87
      41                  -                -              21.03           21.03
      42                  -                -              20.81           20.81
      43                  -                -              21.19           21.19
      44                  -                -              20.40           20.40


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

 Period            A-1 Cap (%)      A-2 Cap (%)     A-3 Cap (%)      A-4 Cap (%)
-------------   ---------------   --------------   -------------    ------------
                   Actual/360       Actual/360       Actual/360      Actual/360

      45                  -                -              21.05           21.05
      46                  -                -              20.29           20.29
      47                  -                -              20.09           20.09
      48                  -                -              21.91           21.91
      49                  -                -              20.01           20.01
      50                  -                -              20.58           20.58
      51                  -                -              20.05           20.05
      52                  -                -              20.62           20.62
      53                  -                -              20.01           20.01
      54                  -                -              19.99           19.99
      55                  -                -              18.81           18.81
      56                  -                -              18.20           18.20
      57                  -                -              18.89           18.89
      58                  -                -              18.28           18.28
      59                  -                -              18.28           18.28
      60                  -                -              20.23           20.23
      61                  -                -              18.27           18.27
      62                  -                -              18.87           18.87
      63                  -                -              18.28           18.28
      64                  -                -              18.89           18.89
      65                  -                -              18.27           18.27
      66                  -                -              18.27           18.27
      67                  -                -              18.87           18.87
      68                  -                -              18.26           18.26
      69                  -                -                -             18.89
      70                  -                -                -             18.28
      71                  -                -                -             18.27
      72                  -                -                -             19.52
      73                  -                -                -             18.26
      74                  -                -                -             18.86
      75                  -                -                -             18.28
      76                  -                -                -             18.88
      77                  -                -                -             18.27
      78                  -                -                -             18.26
      79                  -                -                -             18.86
      80                  -                -                -             18.25
      81                  -                -                -             18.86
      82                  -                -                -             18.24
      83                  -                -                -             18.24
      84                  -                -                -             20.19
      85                  -                -                -             18.23
      86                  -                -                -             18.83
      87                  -                -                -             18.22
      88                  -                -                -             18.82
      89                  -                -                -             18.21


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

 Period            A-1 Cap (%)      A-2 Cap (%)     A-3 Cap (%)      A-4 Cap (%)
-------------   ---------------   --------------   -------------    ------------
                   Actual/360       Actual/360       Actual/360      Actual/360

      90                  -                -                -             18.20
      91                  -                -                -             18.80
      92                  -                -                -             18.19
      93                  -                -                -             18.79
      94                  -                -                -             18.18
      95                  -                -                -             18.17
      96                  -                -                -             20.12
      97                  -                -                -             18.16
      98                  -                -                -             18.76
      99                  -                -                -             18.15
     100                  -                -                -             18.75
     101                  -                -                -             18.14
     102                  -                -                -             18.14
     103                  -                -                -             18.74
     104                  -                -                -             18.13
     105                  -                -                -             18.73
     106                  -                -                -             18.12
     107                  -                -                -             17.22
     108                  -                -                -             14.83
     109                  -                -                -             13.44
     110                  -                -                -             13.93
     111                  -                -                -             13.53
     112                  -                -                -             14.03
     113                  -                -                -             13.62
     114                  -                -                -             13.67
     115                  -                -                -             14.18
     116                  -                -                -             13.78
     117                  -                -                -             14.29
     118                  -                -                -             13.89
     119                  -                -                -             13.94
     120                  -                -                -             14.97
     121                  -                -                -             14.06
     122                  -                -                -             14.60
     123                  -                -                -             14.19
     124                  -                -                -             14.73
     125                  -                -                -             14.32
     126                  -                -                -             14.39
     127                  -                -                -             14.95
     128                  -                -                -             14.54
     129                  -                -                -             15.10
     130                  -                -                -             14.69
     131                  -                -                -             14.78
     132                  -                -                -             16.45
     133                  -                -                -             14.94
     134                  -                -                -             15.53


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

 Period            A-1 Cap (%)      A-2 Cap (%)     A-3 Cap (%)      A-4 Cap (%)
-------------   ---------------   --------------   -------------    ------------
                   Actual/360       Actual/360       Actual/360      Actual/360

     135                  -                -                -             15.12
     136                  -                -                -             15.72
     137                  -                -                -             15.31
     138                  -                -                -             15.41
     139                  -                -                -             16.03
     140                  -                -                -             15.61
     141                  -                -                -             16.24
     142                  -                -                -             15.83
     143                  -                -                -             15.94
     144                  -                -                -             17.78
     145                  -                -                -             16.18
     146                  -                -                -             16.84
     147                  -                -                -             16.43
     148                  -                -                -             17.11
     149                  -                -                -             16.69
     150                  -                -                -             16.83
     151                  -                -                -             17.54
     152                  -                -                -             17.12
     153                  -                -                -             17.84
     154                  -                -                -             17.42
     155                  -                -                -             17.58
     156                  -                -                -             19.64
     157                  -                -                -             17.91
     158                  -                -                -             18.68
     159                  -                -                -             18.26
     160                  -                -                -             19.05
     161                  -                -                -             18.63
     162                  -                -                -             18.82
     163                  -                -                -             19.65
     164                  -                -                -             19.22
     165                  -                -                -             20.08
     166                  -                -                -             19.64
     167                  -                -                -             19.86
     168                  -                -                -             21.48
     169                  -                -                -             20.33
     170                  -                -                -             21.25
     171                  -                -                -             20.88
     172                  -                -                -             22.08
     173                  -                -                -             21.91
     174                  -                -                -             22.48
     175                  -                -                -             23.88
     176                  -                -                -             23.79
     177                  -                -                -             25.97
     178                  -                -                -             27.96
     179                  -                -                -             29.15


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

 Period            A-1 Cap (%)      A-2 Cap (%)     A-3 Cap (%)      A-4 Cap (%)
-------------   ---------------   --------------   -------------    ------------
                   Actual/360       Actual/360       Actual/360      Actual/360

     180                  -                -                -             33.74
     181                  -                -                -             31.98
     182                  -                -                -             34.82
     183                  -                -                -             35.66
     184                  -                -                -             39.21
     185                  -                -                -             40.62
     186                  -                -                -             43.80
     187                  -                -                -             49.23
     188                  -                -                -             52.37
     189                  -                -                -             60.28
     190                  -                -                -             66.09
     191                  -                -                -             76.57
     192                  -                -                -             101.33
     193                  -                -                -             114.57
     194                  -                -                -             159.83
     195                  -                -                -             241.92
     196                  -                -                -               *
     197                  -                -                -               -

* In Period 196 the Class A-4 has a beginning balance of approximately $98,759 and is paid approximately $90,203 in interest.


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                             Subordinate Schedule of Available Funds and
                                       Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
     0            --            --            --            --            --            --            --            --            --
     1         20.35         20.37         20.39         20.49         20.52         20.59         21.15         21.35         22.15
     2         20.35         20.37         20.39         20.49         20.52         20.59         21.15         21.35         22.15
     3         20.35         20.37         20.39         20.49         20.52         20.59         21.15         21.35         22.15
     4         20.35         20.37         20.39         20.49         20.52         20.59         21.15         21.35         22.15
     5         20.35         20.37         20.39         20.49         20.52         20.59         21.15         21.35         22.15
     6         20.35         20.37         20.39         20.49         20.52         20.59         21.15         21.35         22.15
     7         20.35         20.37         20.39         20.49         20.52         20.59         21.15         21.35         22.15
     8         20.35         20.37         20.39         20.49         20.52         20.59         21.15         21.35         22.15
     9         20.35         20.37         20.39         20.49         20.52         20.59         21.15         21.35         22.15
    10         20.35         20.37         20.39         20.49         20.52         20.59         21.15         21.35         22.15
    11         19.91         19.92         19.93         19.96         19.97         19.99         20.17         20.23         20.48
    12         20.34         20.35         20.37         20.46         20.49         20.55         21.05         21.23         21.95
    13         19.34         19.34         19.34         19.34         19.34         19.34         19.34         19.34         19.34
    14         19.25         19.25         19.25         19.25         19.25         19.25         19.25         19.25         19.25
    15         18.97         18.97         18.97         18.97         18.97         18.97         18.97         18.97         18.97
    16         18.89         18.89         18.89         18.89         18.89         18.89         18.89         18.89         18.89
    17         18.61         18.61         18.61         18.61         18.61         18.61         18.61         18.61         18.61
    18         18.44         18.44         18.44         18.44         18.44         18.44         18.44         18.44         18.44
    19         18.38         18.38         18.38         18.38         18.38         18.38         18.38         18.38         18.38
    20         18.07         18.07         18.07         18.07         18.07         18.07         18.07         18.07         18.07
    21         14.34         14.34         14.34         14.34         14.34         14.34         14.34         14.34         14.34
    22         11.74         11.74         11.74         11.74         11.74         11.74         11.74         11.74         11.74
    23         11.70         11.70         11.70         11.70         11.70         11.70         11.70         11.70         11.70
    24         12.20         12.20         12.20         12.20         12.20         12.20         12.20         12.20         12.20
    25         11.65         11.65         11.65         11.65         11.65         11.65         11.65         11.65         11.65
    26         11.88         11.88         11.88         11.88         11.88         11.88         11.88         11.88         11.88
    27         12.17         12.17         12.17         12.17         12.17         12.17         12.17         12.17         12.17
    28         12.72         12.72         12.72         12.72         12.72         12.72         12.72         12.72         12.72
    29         12.41         12.41         12.41         12.41         12.41         12.41         12.41         12.41         12.41
    30         12.38         12.38         12.38         12.38         12.38         12.38         12.38         12.38         12.38
    31         12.64         12.64         12.64         12.64         12.64         12.64         12.64         12.64         12.64
    32         12.26         12.26         12.26         12.26         12.26         12.26         12.26         12.26         12.26
    33         12.76         12.76         12.76         12.76         12.76         12.76         12.76         12.76         12.76
    34         12.69         12.69         12.69         12.69         12.69         12.69         12.69         12.69         12.69
    35         12.67         12.67         12.67         12.67         12.67         12.67         12.67         12.67         12.67
    36         13.71         13.71         13.71         13.71         13.71         13.71         13.71         13.71         13.71
    37         12.64         12.64         12.64         12.64         12.64         12.64         12.64         12.64         12.64
    38         12.91         12.91         12.91         12.91         12.91         12.91         12.91         12.91         12.91
    39         13.20         13.20         13.20         13.20         13.20         13.20         13.20         13.20         13.20
    40         13.81         13.81         13.81         13.81         13.81         13.81         13.81         13.81         13.81
    41         13.43         13.43         13.43         13.43         13.43         13.43         13.43         13.43         13.43
    42         13.41         13.41         13.41         13.41         13.41         13.41         13.41         13.41         13.41
    43         13.75         13.75         13.75         13.75         13.75         13.75         13.75         13.75         13.75
    44         13.38         13.38         13.38         13.38         13.38         13.38         13.38         13.38         13.38
    45         13.96         13.96         13.96         13.96         13.96         13.96         13.96         13.96         13.96


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                             Subordinate Schedule of Available Funds and
                                       Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360

    46         13.60         13.60         13.60         13.60         13.60         13.60         13.60         13.60         13.60
    47         13.57         13.57         13.57         13.57         13.57         13.57         13.57         13.57         13.57
    48         14.74         14.74         14.74         14.74         14.74         14.74         14.74         14.74         14.74
    49         13.53         13.53         13.53         13.53         13.53         13.53         13.53         13.53         13.53
    50         13.89         13.89         13.89         13.89         13.89         13.89         13.89         13.89         13.89
    51         13.57         13.57         13.57         13.57         13.57         13.57         13.57         13.57         13.57
    52         13.92         13.92         13.92         13.92         13.92         13.92         13.92         13.92         13.92
    53         13.52         13.52         13.52         13.52         13.52         13.52         13.52         13.52         13.52
    54         13.50         13.50         13.50         13.50         13.50         13.50         13.50         13.50         13.50
    55         12.11         12.11         12.11         12.11         12.11         12.11         12.11         12.11         12.11
    56         11.71         11.71         11.71         11.71         11.71         11.71         11.71         11.71         11.71
    57         12.16         12.16         12.16         12.16         12.16         12.16         12.16         12.16         12.16
    58         11.77         11.77         11.77         11.77         11.77         11.77         11.77         11.77         11.77
    59         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76
    60         13.02         13.02         13.02         13.02         13.02         13.02         13.02         13.02         13.02
    61         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75
    62         12.14         12.14         12.14         12.14         12.14         12.14         12.14         12.14         12.14
    63         11.77         11.77         11.77         11.77         11.77         11.77         11.77         11.77         11.77
    64         12.16         12.16         12.16         12.16         12.16         12.16         12.16         12.16         12.16
    65         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76
    66         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75
    67         12.14         12.14         12.14         12.14         12.14         12.14         12.14         12.14         12.14
    68         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75
    69         12.16         12.16         12.16         12.16         12.16         12.16         12.16         12.16         12.16
    70         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76
    71         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76
    72         12.56         12.56         12.56         12.56         12.56         12.56         12.56         12.56         12.56
    73         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75
    74         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13
    75         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76
    76         12.15         12.15         12.15         12.15         12.15         12.15         12.15         12.15         12.15
    77         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75
    78         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75
    79         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13
    80         11.74         11.74         11.74         11.74         11.74         11.74         11.74         11.74         11.74
    81         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13
    82         11.73         11.73         11.73         11.73         11.73         11.73         11.73         11.73         11.73
    83         11.72         11.72         11.72         11.72         11.72         11.72         11.72         11.72         11.72
    84         12.98         12.98         12.98         12.98         12.98         12.98         12.98         12.98         12.98
    85         11.71         11.71         11.71         11.71         11.71         11.71         11.71         11.71         11.71
    86         12.10         12.10         12.10         12.10         12.10         12.10         12.10         12.10         12.10
    87         11.70         11.70         11.70         11.70         11.70         11.70         11.70         11.70         11.70
    88         12.09         12.09         12.09         12.09         12.09         12.09         12.09         12.09         12.09
    89         11.69         11.69         11.69         11.69         11.69         11.69         11.69         11.69         11.69
    90         11.69         11.69         11.69         11.69         11.69         11.69         11.69         11.69         11.69
    91         12.07         12.07         12.07         12.07         12.07         12.07         12.07         12.07         12.07
    92         11.68         11.68         11.68         11.68         11.68         11.68         11.68         11.68         11.68


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                             Subordinate Schedule of Available Funds and
                                       Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360

    93         12.06         12.06         12.06         12.06         12.06         12.06         12.06         12.06         12.06
    94         11.67         11.67         11.67         11.67         11.67         11.67         11.67         11.67         11.67
    95         11.66         11.66         11.66         11.66         11.66         11.66         11.66         11.66         11.66
    96         12.91         12.91         12.91         12.91         12.91         12.91         12.91         12.91         12.91
    97         11.65         11.65         11.65         11.65         11.65         11.65         11.65         11.65         11.65
    98         12.04         12.04         12.04         12.04         12.04         12.04         12.04         12.04         12.04
    99         11.64         11.64         11.64         11.64         11.64         11.64         11.64         11.64         11.64
   100         12.03         12.03         12.03         12.03         12.03         12.03         12.03         12.03         12.03
   101         11.63         11.63         11.63         11.63         11.63         11.63         11.63         11.63         11.63
   102         11.63         11.63         11.63         11.63         11.63         11.63         11.63         11.63         11.63
   103         12.01         12.01         12.01         12.01         12.01         12.01         12.01         12.01         12.01
   104         11.62         11.62         11.62         11.62         11.62         11.62         11.62         11.62         11.62
   105         12.00         12.00         12.00         12.00         12.00         12.00         12.00         12.00         12.00
   106         11.61         11.61         11.61         11.61         11.61         11.61         11.61         11.61         11.61
   107         11.60         11.60         11.60         11.60         11.60         11.60         11.60         11.60         11.60
   108         12.84         12.84         12.84         12.84         12.84         12.84         12.84         12.84         12.84
   109         11.59         11.59         11.59         11.59         11.59         11.59         11.59         11.59         11.59
   110         11.97         11.97         11.97         11.97         11.97         11.97         11.97         11.97         11.97
   111         11.58         11.58         11.58         11.58         11.58         11.58         11.58         11.58         11.58
   112         11.96         11.96         11.96         11.96         11.96         11.96         11.96         11.96         11.96
   113         11.57         11.57         11.57         11.57         11.57         11.57         11.57         11.57         11.57
   114         11.57         11.57         11.57         11.57         11.57         11.57         11.57         11.57         11.57
   115         11.95         11.95         11.95         11.95         11.95         11.95         11.95         11.95         11.95
   116         11.56         11.56         11.56         11.56         11.56         11.56         11.56         11.56         11.56
   117         11.94         11.94         11.94         11.94         11.94         11.94         11.94         11.94            --
   118         11.55         11.55         11.55         11.55         11.55         11.55         11.55         11.55            --
   119         11.54         11.54         11.54         11.54         11.54         11.54         11.54         11.54            --
   120         12.33         12.33         12.33         12.33         12.33         12.33         12.33         12.33            --
   121         11.53         11.53         11.53         11.53         11.53         11.53         11.53         11.53            --
   122         11.91         11.91         11.91         11.91         11.91         11.91         11.91         11.91            --
   123         11.52         11.52         11.52         11.52         11.52         11.52         11.52         11.52            --
   124         11.90         11.90         11.90         11.90         11.90         11.90         11.90         11.90            --
   125         11.51         11.51         11.51         11.51         11.51         11.51         11.51         11.51            --
   126         11.51         11.51         11.51         11.51         11.51         11.51         11.51            --            --
   127         11.88         11.88         11.88         11.88         11.88         11.88         11.88            --            --
   128         11.50         11.50         11.50         11.50         11.50         11.50         11.50            --            --
   129         11.87         11.87         11.87         11.87         11.87         11.87         11.87            --            --
   130         11.49         11.49         11.49         11.49         11.49         11.49         11.49            --            --
   131         11.48         11.48         11.48         11.48         11.48         11.48         11.48            --            --
   132         12.71         12.71         12.71         12.71         12.71         12.71         12.71            --            --
   133         11.47         11.47         11.47         11.47         11.47         11.47            --            --            --
   134         11.85         11.85         11.85         11.85         11.85         11.85            --            --            --
   135         11.46         11.46         11.46         11.46         11.46         11.46            --            --            --
   136         11.84         11.84         11.84         11.84         11.84         11.84            --            --            --
   137         11.45         11.45         11.45         11.45         11.45         11.45            --            --            --
   138         11.45         11.45         11.45         11.45         11.45         11.45            --            --            --
   139         11.82         11.82         11.82         11.82         11.82         11.82            --            --            --


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                             Subordinate Schedule of Available Funds and
                                       Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360

   140         11.44         11.44         11.44         11.44         11.44            --            --            --            --
   141         11.81         11.81         11.81         11.81         11.81            --            --            --            --
   142         11.43         11.43         11.43         11.43         11.43            --            --            --            --
   143         11.42         11.42         11.42         11.42         11.42            --            --            --            --
   144         12.64         12.64         12.64         12.64         12.64            --            --            --            --
   145         11.41         11.41         11.41         11.41         11.41            --            --            --            --
   146         11.79         11.79         11.79         11.79            --            --            --            --            --
   147         11.40         11.40         11.40         11.40            --            --            --            --            --
   148         11.78         11.78         11.78         11.78            --            --            --            --            --
   149         11.39         11.39         11.39         11.39            --            --            --            --            --
   150         11.39         11.39         11.39         11.39            --            --            --            --            --
   151         11.76         11.76         11.76         11.76            --            --            --            --            --
   152         11.38         11.38         11.38            --            --            --            --            --            --
   153         11.75         11.75         11.75            --            --            --            --            --            --
   154         11.37         11.37         11.37            --            --            --            --            --            --
   155         11.36         11.36         11.36            --            --            --            --            --            --
   156         12.57         12.57         12.57            --            --            --            --            --            --
   157         11.35         11.35            --            --            --            --            --            --            --
   158         11.72         11.72            --            --            --            --            --            --            --
   159         11.34         11.34            --            --            --            --            --            --            --
   160         11.71         11.71            --            --            --            --            --            --            --
   161         11.33         11.33            --            --            --            --            --            --            --
   162         11.33         11.33            --            --            --            --            --            --            --
   163         11.70         11.70            --            --            --            --            --            --            --
   164         11.32         11.32            --            --            --            --            --            --            --
   165         11.69            --            --            --            --            --            --            --            --
   166         11.31            --            --            --            --            --            --            --            --
   167         11.30            --            --            --            --            --            --            --            --
   168         12.08            --            --            --            --            --            --            --            --
   169         11.29            --            --            --            --            --            --            --            --
   170         11.66            --            --            --            --            --            --            --            --
   171            --            --            --            --            --            --            --            --            --


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: 5.15%

-----------------------------------------------------
Period   Start Accrual   End Accrual   Swap Notional
-----------------------------------------------------
     1     3/30/2006      4/25/2006    941,451,756.79
     2     4/25/2006      5/25/2006    902,792,237.91
     3     5/25/2006      6/25/2006    867,529,749.11
     4     6/25/2006      7/25/2006    832,174,971.87
     5     7/25/2006      8/25/2006    798,700,249.54
     6     8/25/2006      9/25/2006    766,980,072.08
     7     9/25/2006     10/25/2006    736,300,911.75
     8    10/25/2006     11/25/2006    706,616,016.90
     9    11/25/2006     12/25/2006    677,882,515.86
    10    12/25/2006      1/25/2007    650,061,331.97
    11     1/25/2007      2/25/2007    623,116,835.25
    12     2/25/2007      3/25/2007    597,017,510.62
    13     3/25/2007      4/25/2007    571,737,265.68
    14     4/25/2007      5/25/2007    547,332,158.25
    15     5/25/2007      6/25/2007    523,974,614.66
    16     6/25/2007      7/25/2007    501,620,522.98
    17     7/25/2007      8/25/2007    480,226,516.25
    18     8/25/2007      9/25/2007    459,751,109.90
    19     9/25/2007     10/25/2007    440,154,624.94
    20    10/25/2007     11/25/2007    420,180,883.36
    21    11/25/2007     12/25/2007    231,580,833.97
    22    12/25/2007      1/25/2008    112,225,841.07
    23     1/25/2008      2/25/2008    107,767,724.64
    24     2/25/2008      3/25/2008    103,761,738.61
    25     3/25/2008      4/25/2008     99,905,592.14
    26     4/25/2008      5/25/2008     96,193,632.12
    27     5/25/2008      6/25/2008     92,620,416.28
    28     6/25/2008      7/25/2008     89,180,320.20
    29     7/25/2008      8/25/2008     85,868,495.56
    30     8/25/2008      9/25/2008     82,680,371.24
    31     9/25/2008     10/25/2008     79,611,289.91
    32    10/25/2008     11/25/2008     73,991,469.99
    33    11/25/2008     12/25/2008     57,390,382.01
    34    12/25/2008      1/25/2009     54,817,056.59
    35     1/25/2009      2/25/2009     52,911,801.46
    36     2/25/2009      3/25/2009     51,072,034.46
    37     3/25/2009      4/25/2009     49,295,532.58
    38     4/25/2009      5/25/2009     47,580,144.96
    39     5/25/2009      6/25/2009     45,923,785.02
    40     6/25/2009      7/25/2009     44,324,412.14
    41     7/25/2009      8/25/2009     42,780,133.04
    42     8/25/2009      9/25/2009     41,289,074.31
    43     9/25/2009     10/25/2009     39,849,423.37
    44    10/25/2009     11/25/2009     38,459,428.00
    45    11/25/2009     12/25/2009     37,117,395.93
    46    12/25/2009      1/25/2010     35,821,681.85
    47     1/25/2010      2/25/2010     34,570,714.24
    48     2/25/2010      3/25/2010     33,362,966.38
    49     3/25/2010      4/25/2010     32,196,962.05
    50     4/25/2010      5/25/2010     31,071,274.79
    51     5/25/2010      6/25/2010     29,984,526.25
    52     6/25/2010      7/25/2010     28,935,384.60
    53     7/25/2010      8/25/2010     27,922,562.97
    54     8/25/2010      9/25/2010     26,944,817.96
    55     9/25/2010     10/25/2010                --
-----------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                              TERM SHEET DISCLAIMER

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--------------------------------------------------------------------------------
(C) 2005 Morgan Stanley
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